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                         Metropolitan Series Fund, Inc.

                              SUB-ITEM 77M MERGERS

MFS Value Portfolio

The Agreement and Plan of Reorganization dated as of February 28, 2008 between Metropolitan Series Fund, Inc. (the "Registrant"), on behalf of the Harris Oakmark Large Cap Value Portfolio (currently known as MFS Value Portfolio), and Met Investors Series Trust, on behalf of the MFS Value Portfolio is hereby incorporated by reference to the filing by the Registrant of the prospectus/proxy statement with respect to such fund reorganization as filed on Form N-14 with the Securities and Exchange Commission on December 12, 2007.